Exhibit 10.8

Course Development and Management Services and License Agreement

This Agreement (the "Agreement"), dated October 31, 2011 ("Effective Date") is made by and between International Alliance Solutions, located at 103 Waters Edge, Congers, NY 10920 ("IAS") , and The Florida International University Board of Trustees on behalf of its College of Business ("FIU") at 11200 S. W. 8th Street-CBC 301 Miami, FL 33199, for its benefit and that of its subsidiaries and affiliates (collectively "the Parties").

WHEREAS, IAS is in the business of providing ICD10 subject matter expertise, coding expertise, and training resources and desires to create and deliver ICD10 online related courses (referred to as the "CodeSmartTM online courses" and the "CodeSmartTM program"); and

WHEREAS, FIU has the ability to provide course development, management and delivery expertise, and support services (collectively referred to as "Services") to IAS in order to create and assist in the delivery of the CodeSmartTM courses and program.

NOW, THEREFORE, in consideration of the above and the mutual promises set forth in the Agreement, the Parties agree as follows:

A. Purpose.

The purpose of this Agreement is to state the mutually agreed upon project terms, party responsibilities, and the fees and services related to the development and management of the CodeSmartTM courses and program.

B. Term.

The initial term of this Agreement shall commence on the Effective Date and continue for a minimum of five years. This Agreement may be renewed by the parties by mutual agreement.

C. CodeSmartTM Online Course Development.

1.
Academic Advising and Technical Support. FIU will build the CodeSmartTM online courses for IAS. FIU will provide the academic advising and technical support for the development of the CodeSmartTM program.

2.
Instructional Designer and Project Manager. FIU will provide an assigned instructional designer and a project manager to develop the CodeSmartTM online courses and provide a consistent working relationship with IAS and its subject matter experts. FIU's instructional designer will provide the online learning pedagogical and technical expertise needed to develop the courses, will facilitate course development and will develop the technical features of the courses. The project manager will supervise the project. FIU will supply all technology required to construct the CodeSmartTM online courses.

3.
Subject Matter Experts. IAS will provide the Subject Matter Experts ("SMEs") in ICD10 and coding for IAS' CODESMARTTm program and the content for the CodeSmartTM online courses. The SMEs for each CodeSmartTM online course will be motivated and prepared to develop and provide engaging course content to FIU's instructional designers. The SMEs will be the authority and source of all subject matter related course content. IAS or the SME will provide all course content including the following items:
a.     Presentation content
b.     Audio voiceover for presentations
c.     Quiz questions and answers
d.     Glossary terms and definitions
e.     Additional resource links or articles
f.      Review of all material for content accuracy and completeness

D. Online Course and Program Management.

1.
Registrant Fees. During the term of this Agreement, the parties will mutually agree, in writing, to the prices at which the CODESMARTTM program will be offered to the registrants ("registrant fees"). A mutually acceptable price list for each course and component of the CODESMARTTM program will be agreed upon between the parties. Any deviation or changes in pricing must be by written consent of both of the Parties.

2.
Collection of Registrant Fees for Online Courses. FIU will manage the online course registration and collect fees from registrants enrolling in the CODESMARTTM program, and, on a monthly basis, FIU will remit the registrant fees to IAS less the Development and Management Fee.

3.
Accounting Report. FIU will provide IAS with a full and complete monthly accounting of all registrants enrolled in the CodeSmartTM program, along with the registrant's contact information, and including but not limited to an accurate list of all courses or seminars each registrant is enrolled in within the CodeSmartTM program, the commencement date of each registrant and the method and terms of each registrant's payment amount.

4.	Management of Course and Course Content.

a.
IAS Duties. IAS will provide SMEs to manage and run each course and serve to respond to registrants' subject matter related inquiries. IAS will provide certification exams to qualified registrants. IAS will identify, provide and pay instructors and/or facilitators for teaching the CodeSmartTM program. IAS will provide subject matter expertise and updates to course content as needed for the CodeSmartTM courses and program.

b.	FIU Duties. FIU will host and manage the CodeSmartTM online courses, on behalf of IAS by providing:
i.	The online educational platform for the CodeSmartTM program during the term of this Agreement solely for the purposes of providing the services agreed to in this Agreement.

ii.	All technology licenses required to maintain and support the online courses developed by FIU for IAS during the term of this Agreement.
iii.
The processing of transactions by using FIU's merchant account and thus charges will appear on registrants bank statements as "Florida International University". The refund policy will be applied to the transactions.

iv.	A technical support Help Desk for CodeSmartTM program registrants during normal University business hours.
v.	PCI compliant financial transaction management of all credit card payments.
vi.
On-call instructional design support related to the courses Monday through Friday, 8 AM- 5PM, excluding Florida International University holidays. FIU will provide instructional design support related to all course content developed by FIU for IAS.

vii.	FIU will provide the operational and administrative support necessary to maintain the CODESMARTTm program.

E. Course Development and Management Fee. In consideration of FIU's successful development of the online courses and management of the online courses, IAS will pay FIU a course development and management fee ("Course Development and Management Fee"). The Course Development and Management Fee is 40% of the total transaction per registrant per CodeSmartTM online course.

FIU will remit the CodeSmartTM online course fees collected on behalf of IAS less any refunds and less the Course Development and Management Fee to IAS [(total CodeSmartTM online course fees collected - refunds) — Course Development and Management Fees = amount remitted to IAS] on a monthly basis. FIU will remit the funds to IAS no later than the 10th day of each month for the previous month's collected online course fees. All fee payments remitted to 'AS are non-refundable.

"Registrants" shall not include those individuals who register for the CodeSmartTM online course, but are later issued a full refund; partial refunds are not permitted. The parties will develop and agree, in writing, to an official refund policy.

F. On-Site CodeSmartTMCourses.

1.
FIU's Duties. FIU will provide logistics (i.e., classroom space, AN equipment) and administrative support for the on-site CodeSmartTM program held at FIU locations in Miami-Dade and Broward counties. FIU will handle the registration process, collect the on-site course fees, and provide a report to IAS in the same manner as provided for the online courses above.

2.
IAS's Duties. IAS will deliver speakers and curriculums for the on-site CodeSmartTM program. The number of speakers and on-site events will be mutually agreed upon between IAS and FM at the beginning of each calendar year. IAS is responsible for course content and for providing and paying for the instructors to teach the CODESMARTTm on-site program.

3.
Onsite Course Location and Management Fees. For on-site courses, IAS will pay FIU 50% of the collected on-site course fees for providing the location and management of the on-site courses ("Location and Management Fees"). FIU will remit the CodeSmartTM on-site course fees collected on behalf of lAS less any refunds and less the Location and Management Fees to IAS [(total CodeSmartTM on-site course fees collected - refunds) — Location and Management Fees = amount remitted to IASI on a monthly basis. FIU will remit the funds to IAS no later than the 10th day of each month for the previous month's collected on-site course fees. All fee payments remitted to IAS are non-refundable.

G. General Terms.

1.
Ownership of Course Content. IAS will own all of the online learning content created pursuant to this Agreement. IAS grants to FIU, its employees and agents, during the term of this Agreement, a license to use the IAS CodeSmartTM program curriculums delivered on-line and/or on-site, 1CD10 subject matter expertise, and CODESMARTTM certification. Title to the IAS CodeSmartTM program ("Licensed Materials") is and shall, at all times, remain with IAS. The Licensed Materials are trade secrets and are proprietary property of IAS. FIU, its employees and agents will use reasonable efforts to keep the Licensed Materials confidential with the same care and consideration as it uses with its own confidential, trade secret and proprietary information. FIU agrees not to destroy or remove any proprietary markings or any other copyright from any of the Licensed Materials. FIU's obligation under this section will survive the expiration or termination of this Agreement.

2.
Third Party Use of CodeSmartTM Program. No other entity may offer the CodeSmartTM online courses or program developed pursuant to this Agreement unless agreed to by both parties in writing. If the CodeSmartTM online program is licensed to a third party entity, then IAS will pay FIU 50% of the revenue received by IAS as a result of the third party's use of the CodeSmartTM online courses or program. Both lAS and FIU are entitled to continued compensation notwithstanding the termination or expiration of this Agreement.

3.	Termination.
a.
This Agreement may be terminated by either party upon the occurrence of any Event of Default (as defined herein), the non-defaulting party may terminate this Agreement by providing ninety (90) days prior written notice of its intent to terminate to the breaching party. Such notice of intent to terminate shall be effective ninety days from the date the notice of intent to terminate was received by the breaching party unless the breaching party remedies such breach within the ninety day notice period. Events of Default shall include, but are not limited to: (a) a material breach of this Agreement by a party; and (b) non- payment of fees when due. Notwithstanding the above, if there are registrants enrolled in courses or seminars that are in progress, such termination shall not be effective until such courses or seminars are completed ("effective date of termination").

b.
Upon termination, FIU will provide IAS with all files and documents created for and utilized in the CodeSmartTM online courses. Some course features require product licenses to operate; therefore, upon termination, it is IAS's responsibility to obtain such licenses. FIU's duty to maintain and support the courses ceases on the date of termination. Upon termination, any fees collected by FIU for work not completed will be returned to IAS and conversely any outstanding payments for work completed by FIU will be paid to FIU by IAS, unless otherwise agreed upon by both parties.

c.
Upon termination by the FIU or IAS of this Agreement, FIU will not have the right to utilize, market, or deliver the CodeSmartTM program or benefit from the CodeSmartTM program financially after the effective date of termination unless FIU receives written permission to continue to utilize, market or deliver the CodeSmartTM program from IAS. If FIU continues to deliver the CodeSmartTM program, with the permission of IAS, then all of the fees detailed in this Agreement continue until the FIU ceases to offer the CodeSmartTM program to registrants. If IAS terminates the Agreement, then FIU continues to be due the percentage of fees for registrants at FIU who have enrolled up until the effective date of termination and until such date as the CodeSmartTM program is no longer being delivered by FIU.

d.
Should the Agreement be terminated for FIU's default and FIU decides not to continue to offer the CodeSmartTM program, then IAS has the right to utilize the CodeSmartTM program in all markets going forward.

4.	Timeline. Both parties will provide deliverables in a timely manner. Consistent delays from either party without mutual agreement are justification for project termination.

5.
Assumption of Risks. Each party, to the extent permitted by law, hereby assumes any and all risk of personal injury and property damage attributable to the willful or negligent acts or omissions of that party and the officers, employees, and agents thereof.

6.	Confidentiality of Information.

a.	During the term of this Agreement, each party may disclose to the other party certain confidential, proprietary information and/or trade secrets or may be given access to certain confidential, proprietary information and/or trade secrets of the other party (collectively, "Confidential Information"). Unless otherwise excluded in this Agreement, Confidential Information shall mean any and all information provided by either Party to the other Party or to which the other party has or is given access, in whatever form, that is marked "Confidential." However, Confidential information shall not include information that is a public record pursuant to Florida law.

b.
Each Party's Confidential Information shall be protected by the other Party with the same degree of care and diligence with which it protects its own Confidential Information. The parties agree not to disclose the Confidential Information of the other party to any third party without the express written consent of the originating party, unless first disclosed to the public by the originating party.

c.
Upon the expiration or termination of this Agreement by either Party, each Party will return all Confidential Information disclosed to it, or, to the extent permitted by law, destroy such Confidential Information and certify in writing to the originating party such destruction has been effected. Both parties and their subcontractors' obligations hereunder regarding Confidential Information shall survive the return or destruction of such Confidential Information or termination of this Agreement.

d.	FIU will respond to public records requests without any duty to give Vendor prior notice. This provision shall survive termination of the Agreement.

7.
Indemnification/Copyright and Intellectual Property. If IAS uses copyrighted materials or documents not owned by IAS ("Copyrighted Materials") in the CodeSmartTM online courses or on-site courses related to this Agreement, IAS represents and warrants that IAS owns, or is licensed to use and to authorize others to use, the Copyrighted Materials. IAS will, at its expense, defend any suit brought against FIU and will indemnify FIU against an award of damages and costs made against FIU by a settlement or final judgment of a court that is based on a claim that FIU' s use of the Copyrighted Materials infringes a trademark or copyright of a third party. This provision shall survive termination of the Agreement.

8.
Marketing. The marketing efforts of both IAS and FIU will be mutually agreed upon, in writing, at the beginning of each calendar year. Both parties will actively promote and market the CODESMARTTm program.

9.	Certification Exams. IAS will provide certification exams to registrants successfully completing the CODESMARTTm program.

10.	Mentoring Component. IAS will create and deliver a mentoring component as part of the CodeSmartTM Program.

11.
Assignment or Modification of Agreement. This Agreement may not be assigned or modified by either party except as agreed to in writing and signed by the parties, and this Agreement shall be binding upon the parties' successors and assigns.

12.	Governing Law. This Agreement is governed by the laws of the State of Florida and venue of any actions arising out of this Agreement shall be in the state courts in Miami-Dade County, Florida.

13.	Warranty.

IAS hereby warrants that:

a.
it holds ownership to each CodeSmartTM program's course's content, and any tutorials and programs provided to FIU pursuant to this Agreement (the "Educational Materials") or has the right to use such Educational Materials in performance of this Agreement;

b.	the Educational Materials IAS supplies to FIU and the systems used to supply the Educational Materials does not and will not infringe the proprietary rights of any third party;

c.
at the time of delivery and during the term of this Agreement, IAS has and will continue to apply best efforts to assure that the Educational Materials are in compliance with any and all applicable federal, state, local and industry laws and regulations

d.	any computerized training materials and programs supplied to FIU and the systems used to supply them will not infringe the proprietary rights of any third party.

FIU hereby warrants that:

e.	it owns any educational platform supplied to IAS (the "Proprietary Materials") or has the right to use such Proprietary Materials.

THE PARTIES' WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE MATERIALS, SYSTEMS AND PROPRIETARY MATERIALS, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE, WHETHER ARISING BY LAW OR IN EQUITY OR BY REASON OF CUSTOM OR USAGE IN THE TRADE.

14.	Indemnification.

a.
General - Each party to this Agreement shall be responsible for, to the extent permitted by law, any and all liabilities, losses, damages, costs, expenses, interest, penalties or other loss arising out of, in connection with or with respect to its breach of this Agreement including, but not limited to, breach of any covenant, representation or warranty herein or violation of applicable law or any fraudulent, criminal, negligent and/or bad faith acts or omissions by such party or its officers, directors, partners, principals, independent contractors, employees, licensees, subcontractors and their respective personnel under this Agreement.

b.
Intellectual Property - Each party agrees to be responsible for any suit, claim or proceeding in which it is alleged that use of the Materials (as to IAS, Educational Materials and as to FIU, Proprietary Materials) provided to the other party pursuant to this Agreement or any part thereof constitutes or may constitute an infringement or other violation of any patent, copyright, trade secret or other intellectual proprietary or contractual right of a third party. To the extent permitted by law, each party agrees to defend the other party, its directors, officers, employees and agents in such suit, claim or proceeding and to pay and hold it harmless from all related cost expenses, including but not limited to all litigation costs, reasonable attorney's fees, settlement payments and damages awarded or resulting there from. The party subject to the action will, at its option, either replace such material and/or systems as promptly as possible with material and/or systems that perform the same or similar functions acceptable to the injured party but do not infringe upon a third party's right.

c.
Process - If a party is named in any lawsuit or other proceeding for which such party believes it may be entitled to protection hereunder, such party shall promptly give notice thereof to the other party, such notice to include a description in reasonable detail of such lawsuit or proceeding and the basis for such party's belief that it may be entitled to protection hereunder.

15.
Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ABOVE LIMITATIONS SHALL NOT APPLY TO LOSSES OR DAMAGES DESCRIBED WHICH ARE DUE TO THE OTHER PARTY'S NEGLIGENCE OR WILLFUL MISCONDUCT OR THAT OF ITS EMPLOYEES, AGENTS OR REPRESENTATIVES, OR BREACH OF ITS OBLIGATIONS OF CONFIDENTIALITY HEREUNDER. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS SET FORTH IN THIS SECTION ARE INTEGRAL TO THE AMOUNT OF CONSIDERATION LEVIED UNDER THIS AGREEMENT.

16.
Injunctive Relief and Damages. In the event of a material breach or threatened material breach by either party of any provision of this Agreement, including, but not limited to, disclosure of either party's Confidential Information, the other party shall be entitled to preliminary and permanent injunctive relief to preserve its rights hereunder and the non-defaulting party shall be entitled to seek and obtain any and all damages allowed by law.

17.
Force Majeure. Neither party shall be in default of this Agreement to the extent that the performance of its obligations under this Agreement is delayed or prevented by reason of an act of God, fire, natural disaster, act of government, restricting legislation, failure of an element of the Internet or Intranet beyond its control or other similar causes beyond its reasonable control provided that such party gives the other party written notice thereof within five (5) days of discovery thereof and uses its best efforts to cure the delay.

18.	Modification of Agreement. Except as otherwise provided herein, this Agreement may be modified only by a writing signed by both parties to this Agreement.

19.
Right to Audit. Either party and/or its duly authorized, independent auditors will have the right under this Agreement to audit the other party's performance, records and accounts directly pertaining to this Agreement in accordance with reasonable procedures and at reasonable frequencies, not more than annually. At either party's request, the other party will make available to the requesting party's auditors and to representatives of the appropriate regulatory agencies, if any, all reasonably requested records. The requesting party will reimburse the other party for the reasonable expenses incurred as a result of providing the requested records.

20.
Monthly Reports. Notwithstanding any other term or condition set forth in this Agreement the parties agree that the FIU will provide IAS with monthly reports commencing thirty (30) days after the effective date of this Agreement and provide reasonable access to all information FIU has or can be made available online regarding (1) any person or company that is procured directly or indirectly by IAS to FIU that is taking the CodeSmartTM program at any FIU location or any online course provided by FIU; and (2) any person or company taking the CodeSmartTM program at a FIU location or through an online platform of FIU for which FIU receives any revenue or monetary compensation. The monthly information provided by the FIU to IAS shall include but not be limited to payment received or billed, course(s) being taken, commencement dates, and certification dates.

21.
Independent Contractors. This Agreement is not intended to be or to create, shall not be deemed to be or to create, and shall not be treated as a general or limited partnership, association or joint venture or agency, or employment relationship between the parties and neither party shall have the right or power to bind or obligate the other. Each party is an independent contractor to the other and this is a licensing and services agreement.

22.
Choice of Law/Limitation on Actions. The Agreement, together with any attached Exhibits, is governed by the laws of the State Florida, without regard to the conflicts of laws principles thereof. No suit or action arising under this Agreement shall be brought unless instituted and maintained in the appropriate court of competent jurisdiction in Miami Dade County, State of Florida.

23.
Validity. To the extent any provision of this Agreement shall be held to be void, illegal or unenforceable by any court, or regulatory agency, the same shall have no effect on the validity or enforceability of the remaining provisions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision was not contained herein.

24.
Notices. All notices required by this Agreement shall be in writing and deemed given when delivered in person, or three days after the day of mailing by certified mail, return receipt requested, or two days after delivery to a nationally recognized overnight courier, to the address noted below or to such other person or address as a party may designate in writing from time to time:

Florida International University
11200 S. W. 8th Street- CBC 301
Miami, FL 33199-0001

International Alliance Solutions
103 Waters Edge
Congers, NY 10920

25.
Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior or contemporaneous agreement, understanding, negotiation or warranty or representation between the parties in connection with the subject matter of this Agreement. In the event of a conflict between the terms and conditions of this Agreement and any Exhibits attached hereto, then the terms of such Exhibit shall prevail.

26.
Waiver. The failure of either party to promptly enforce or seek remedy for the breach of any provision of this Agreement shall not constitute a waiver of such provision or any part thereof. No term or provision shall be deemed waived, and no breach hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party, which has given such waiver or consent. Any such waiver or consent shall not constitute a waiver of, or consent to, any other term or provision.

27.	Headings. The headings have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

28.
Surviving Provisions. Notwithstanding any termination or expiration of this Agreement, Sections B., E., F.3., G.1., G.2., G.3., G.6., G.7., G.14., G.16., G.17., and G.20 and such other provisions which by their nature survive, shall survive such termination.

29.
Authority. The parties acknowledge that any and all necessary meetings and notices or waivers thereof have taken place to approve the terms of this Agreement and it is acknowledged that the signatories executing this Agreement have the authority to execute this Agreement on behalf of their university or company.

IN WITNESS WHEREOF, the parties have executed this Course Development and Services and License Agreement as of the effective date set forth above.

The Florida International University Board o Trustees	International Alliance Solutions

/s/ Tonja Moore	/s/ Ira Shapiro
Signature	Signature
Tonja Moore	Ira Shapiro
Print Name	Print Name
Associate VP, Academic Affairs	CEO
Title	Title

Date	Date